UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On December 16, 2022, Nasdaq, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Revolving Credit Agreement”) among the Company, as the borrower, the lenders and issuing bank party thereto and Bank of America, N.A., as administrative agent. The Revolving Credit Agreement replaces the Company’s existing Credit Agreement, dated December 22, 2020, among the Company, as the borrower, the lenders and issuing bank party thereto and Bank of America, as the administrative agent thereunder.

The Revolving Credit Agreement provides for a $1,250 million senior unsecured five-year revolving credit facility (the “Revolving Credit Facility”). The loans under the Revolving Credit Facility bear interest at a rate per annum equal to a reference rate plus an applicable margin that ranges from, (i) in the case of Benchmark Loans (as defined in the Revolving Credit Agreement), 77.5 to 125.0 basis points or (ii) in the case of U.S. dollar-denominated loans, the company may elect to use an alternative base rate as the reference rate, in which case, the applicable margin ranges from 0.0 basis points to 25.0 basis points, based on the Company’s debt ratings. For U.S. dollar-denominated Benchmark Loans, the reference rate is an adjusted Term SOFR-based rate and, for any Benchmark Loans denominated in other available currencies (which include Euros, Sterling, Norwegian Kroner, Swedish Kronor, Danish Kroner and Canadian Dollars), a customary reference rate for such currency. The Revolving Credit Agreement includes an option for the Company to increase the aggregate commitments thereunder by up to $750 million, subject to customary conditions, including obtaining commitments with respect thereto. In addition, the Company is required to pay a facility fee (the “Facility Fee”) that ranges between 10.0 and 25.0 basis points (depending on the Company’s debt ratings) based on the aggregate revolving credit commitments under the Revolving Credit Agreement, regardless of usage.

The proceeds of the revolving loans may be used for general corporate purposes, including to finance acquisitions, repayments of indebtedness and share repurchases, and to pay fees, costs and expenses incurred in connection with the foregoing.

The Revolving Credit Agreement contains representations and warranties, events of default, and affirmative and negative covenants customary for unsecured financings of this type, including a financial covenant requiring that, as of the last day of any period of four consecutive fiscal quarters, the Leverage Ratio (as defined in the Revolving Credit Agreement) not be greater than (i) 4.00 to 1.00 on or prior to March 31, 2023, and (ii) 3.50 to 1.00 after March 31, 2023, subject to up to two step-ups to 4.50 to 1.00 or 4.00 to 1.00 in connection with certain material acquisitions, in each case, as more fully described in the Revolving Credit Agreement.

The Revolving Credit Agreement includes certain affirmative and negative covenants, which negative covenants include, among other things, limitations on (i) the incurrence of indebtedness by the Company’s subsidiaries, (ii) liens on assets of the Company and its subsidiaries securing indebtedness of the Company or any of its subsidiaries, (iii) the disposition of assets by the Company and its subsidiaries and (iv) certain mergers and consolidations involving the Company.

The Revolving Credit Agreement provides that the Company, at its option and in consultation with the Sustainability Coordinator (as defined in the Revolving Credit Agreement), will be entitled to propose specific key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Company and its subsidiaries. The Sustainability Coordinator and the Company, with the consent of the Required Lenders (as defined in the Revolving Credit Agreement) may enter into an amendment to the Revolving Credit Agreement for the purpose of incorporating the KPIs and other related provisions so that certain adjustments, up to specified caps between 1.0 and 4.0 basis points, to the otherwise applicable interest rate margin and Facility Fee may be made based on the Company’s performance against the KPIs.

The Revolving Credit Agreement matures, and all amounts outstanding thereunder will be due and payable in full, on December 16, 2027. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without premium or penalty (other than customary breakage costs), subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement. As of December 16, 2022, there were no loans outstanding under the Revolving Credit Facility.

A copy of the Revolving Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Revolving Credit Agreement herein is qualified in its entirety thereby.

Many of the lenders under the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 16, 2022, among Nasdaq, Inc., the various lenders and issuing bank party thereto and Bank of America, N.A., as administrative agent.*

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nasdaq, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASDAQ, INC.

By:	/s/ John A. Zecca
Name:	John A. Zecca
Title:	Executive Vice President and Chief Legal Officer

Date: December 16, 2022